ACXIOM ANNOUNCES THIRD QUARTER RESULTS

Connectivity Revenue Up 45% Year-Over-Year - Segment Margin Exceeds 10%

Repurchases 729,000 Shares in the Quarter

CONWAY, Ark., February 06, 2018-Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its third quarter ended December 31, 2017.

Financial Highlights

•	Revenue: Total revenue was $235 million, up 5% compared to the third quarter of last year.

•	Operating Income: GAAP operating income was $11 million compared to operating income of $9 million in the prior year. Non-GAAP operating income grew 14% to approximately $38 million.

•
Earnings per Share: GAAP diluted earnings per share were $0.28 compared to earnings per share of $0.01 in the prior year. Non-GAAP diluted earnings per share were $0.31 compared to $0.24 a year ago. Current period results include a $0.28 GAAP tax benefit and $0.04 non-GAAP tax benefit associated with the recent tax reform legislation.

•	Operating Cash Flow: Operating cash flow was $44 million, down from $49 million in the prior year.

•
Free Cash Flow to Equity: Free cash flow to equity was $27 million, roughly flat compared to the prior year. For the trailing twelve-month period, free cash flow to equity improved to $67 million, up from $53 million in the comparable period.

Segment Results
$M

Connectivity	Q318	Q317	Y/Y Δ
Revenue	$56	$39	45%
Gross Profit	$38	$23	64%
Gross Margin	68%	60%	810 bps
Segment Operating Income	$7	$2	263%
Segment Margin	12%	5%	730 bps

Audience Solutions	Q318	Q317	Y/Y Δ
Revenue	$84	$83	1%
Gross Profit	$53	$53	-1%
Gross Margin	63%	64%	(110 bps)
Segment Operating Income	$33	$35	-4%
Segment Margin	39%	41%	(220 bps)

Marketing Services	Q318	Q317	Y/Y Δ
Revenue	$94	$101	(7)%
Gross Profit	$36	$37	(5)%
Gross Margin	38%	37%	80 bps
Segment Operating Income	$22	$21	4%
Segment Margin	23%	21%	250 bps

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“We again delivered a solid quarter, led by the strong performance of our Connectivity division,” said Acxiom CEO Scott Howe. “While revenue in Audience Solutions was softer than expected, we continue to be pleased with our ongoing ability to generate meaningful cash flows in both Marketing Services and Audience Solutions. On a trailing-twelve month basis, these businesses have generated over $200 million in segment income.”

Recent Business Highlights

•
LiveRamp® added over 50 new direct clients during the quarter and added several new partner integrations. Marketers can now onboard and activate their data across a growing network of more than 550 publishers and marketing technology providers.

•
Audience Solutions announced the launch of a new partnership with 4INFO to deliver location-based audience segments, modeled by Acxiom. The data-as-a-service solution combines 4INFO’s Predictive Visitors™ audience segments with Acxiom data to create location-informed targeting segments for digital campaigns.

•	Marketing Services posted its second largest bookings quarter since the Company divisionalized, driven by several meaningful new logo and upsell wins.

•	Acxiom received the 2018 Supplier of the Year award from Walmart Services in recognition of its high level of performance and service.

•
Acxiom was recognized as a great workplace by the independent analysts at Great Places to Work®. For the second year in a row, Acxiom earned this credential based on positive employee feedback in areas such as culture, rewards, work-life balance, communication and leadership. In addition, Great Places to Work and FORTUNE named Acxiom one of the 2018 Best Workplaces in Technology.

•
Acxiom repurchased 729,000 shares for approximately $20 million during the quarter. Since the inception of its share repurchase program in August 2011, Acxiom has repurchased 18.4 million shares for $325 million, with $75 million remaining under authorization.

Financial Outlook

Acxiom’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

For fiscal 2018, Acxiom now expects to report:

•
Revenue of between $910 million and $915 million, an increase of approximately 6% year-over-year after adjusting for the Acxiom Impact divestiture. This is reduced from our previous guidance of between $920 million and $930 million primarily as a result of lower expected revenue from Audience Solutions.

•	GAAP diluted earnings per share of between $0.19 and $0.23. Included in this guidance is an assumed tax reform benefit of approximately $0.28.

•
Non-GAAP diluted earnings per share of between $0.85 and $0.89, an increase of between 20% and 25% year-over-year. Included in this guidance is an assumed tax reform benefit of between $0.04 and $0.05. This guidance is unchanged on a comparable basis.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world’s best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for more than 48 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 26, 2017.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

Acxiom, LiveRamp, IdentityLink, InfoBase and all other Acxiom marks contained herein are trademarks or service marks of Acxiom Corporation. All other marks are the property of their respective owners.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	December 31,
			$	%
	2017	2016	Variance	Variance

Revenues	234,871	223,312	11,559	5.2%

Cost of revenue	115,920	116,468	(548)	(0.5)%
Gross profit	118,951	106,844	12,107	11.3%
% Gross margin	50.6%	47.8%

Operating expenses:
Research and development	23,318	20,950	2,368	11.3%
Sales and marketing	53,730	43,048	10,682	24.8%
General and administrative	30,886	31,620	(734)	(2.3)%
Gains, losses and other items, net	(41)	2,111	(2,152)	(101.9)%
Total operating expenses	107,893	97,729	10,164	10.4%

Income from operations	11,058	9,115	1,943	21.3%
% Margin	4.7%	4.1%
Other income (expense):
Interest expense	(2,566)	(1,743)	(823)	(47.2)%
Other, net	419	35	384	1,097.1%
Total other expense	(2,147)	(1,708)	(439)	(25.7)%

Income before income taxes	8,911	7,407	1,504	20.3%

Income taxes	(14,030)	6,334	(20,364)	(321.5)%

Net earnings	22,941	1,073	21,868	2,038.0%

Basic earnings per share	0.29	0.01	0.28	2,800.0%

Diluted earnings per share	0.28	0.01	0.27	2,700.0%

Basic weighted average shares	79,043	77,507

Diluted weighted average shares	81,869	79,851

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Nine Months Ended
	December 31,
			$	%
	2017	2016	Variance	Variance

Revenues	672,625	655,380	17,245	2.6%

Cost of revenue	344,952	359,392	(14,440)	(4.0)%
Gross profit	327,673	295,988	31,685	10.7%
% Gross margin	48.7%	45.2%

Operating expenses:
Research and development	70,894	58,631	12,263	20.9%
Sales and marketing	152,288	118,243	34,045	28.8%
General and administrative	95,166	91,993	3,173	3.4%
Gains, losses and other items, net	3,521	2,724	797	29.3%
Total operating expenses	321,869	271,591	50,278	18.5%

Income from operations	5,804	24,397	(18,593)	(76.2)%
% Margin	0.9%	3.7%
Other income (expense):
Interest expense	(7,432)	(5,244)	(2,188)	(41.7)%
Other, net	(61)	135	(196)	(145.5)%
Total other expense	(7,493)	(5,109)	(2,384)	(46.7)%

Income (loss) before income taxes	(1,689)	19,288	(20,977)	(108.8)%

Income taxes	(19,994)	7,099	(27,093)	(381.6)%

Net earnings	18,305	12,189	6,116	50.2%

Basic earnings per share	0.23	0.16	0.07	43.8%

Diluted earnings per share	0.22	0.15	0.07	46.7%

Basic weighted average shares	78,983	77,475

Diluted weighted average shares	81,594	79,494

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Earnings (loss) before income taxes	8,911	7,407	(1,689)	19,288

Income taxes	(14,030)	6,334	(19,994)	7,099

Net earnings	22,941	1,073	18,305	12,189

Earnings per share:

Basic	0.29	0.01	0.23	0.16

Diluted	0.28	0.01	0.22	0.15

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,971	4,621	17,958	12,588
Non-cash stock compensation (cost of revenue and operating expenses)	15,919	13,427	46,707	33,955
Restructuring and merger charges (gains, losses, and other)	(41)	2,111	3,521	2,725
Separation and transformation costs (general and administrative)	5,214	4,118	17,775	5,573

Total excluded items	27,063	24,277	85,961	54,841

Income before income taxes
and excluding items	35,974	31,684	84,272	74,129

Income taxes (2)	10,704	12,751	29,713	29,513

Non-GAAP net earnings	25,270	18,933	54,559	44,616

Non-GAAP earnings per share:

Basic	0.32	0.24	0.69	0.58

Diluted	0.31	0.24	0.67	0.56

Basic weighted average shares	79,043	77,507	78,983	77,475

Diluted weighted average shares	81,869	79,851	81,594	79,494

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 29.8% and 40.2% in the third quarter of fiscal 2018 and 2017, respectively, and 35.3% and 39.8% for the nine months ended December 31, 2017 and 2016, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the Tax Cuts and Jobs Act and net tax effects of the excluded items.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Income from operations	11,058	9,115	5,804	24,397

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,971	4,621	17,958	12,588
Non-cash stock compensation (cost of revenue and operating expenses)	15,919	13,427	46,707	33,955
Restructuring and merger charges (gains, losses, and other)	(41)	2,111	3,521	2,725
Separation and transformation costs (general and administrative)	5,214	4,118	17,775	5,573

Total excluded items	27,063	24,277	85,961	54,841

Income from operations before excluded items	38,121	33,392	91,765	79,238

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	94,457	101,177	(6,720)	(6.6)%
Audience Solutions	84,436	83,399	1,037	1.2%
Connectivity	55,978	38,736	17,242	44.5%
Total operating segment revenues	234,871	223,312	11,559	5.2%

Gross profit
Marketing Services	35,798	37,494	(1,696)	(4.5)%
Audience Solutions	52,821	53,120	(299)	(0.6)%
Connectivity	37,914	23,091	14,823	64.2%
Total operating segment gross profit	126,533	113,705	12,828	11.3%

Gross margin %
Marketing Services	37.9%	37.1%
Audience Solutions	62.6%	63.7%
Connectivity	67.7%	59.6%
Total operating segment gross margin	53.9%	50.9%

Income from operations
Marketing Services	22,063	21,127	936	4.4%
Audience Solutions	33,112	34,572	(1,460)	(4.2)%
Connectivity	6,808	1,877	4,931	262.7%
Total operating segment income from operations	61,983	57,576	4,407	7.7%

Operating income margin %
Marketing Services	23.4%	20.9%
Audience Solutions	39.2%	41.5%
Connectivity	12.2%	4.8%
Total operating segment operating margin	26.4%	25.8%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	December 31,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	280,093	316,571	(36,478)	(11.5)%
Audience Solutions	238,984	235,669	3,315	1.4%
Connectivity	153,548	103,140	50,408	48.9%
Total operating segment revenues	672,625	655,380	17,245	2.6%

Gross profit
Marketing Services	101,476	109,440	(7,964)	(7.3)%
Audience Solutions	148,352	143,030	5,322	3.7%
Connectivity	100,730	60,509	40,221	66.5%
Total operating segment gross profit	350,558	312,979	37,579	12.0%

Gross margin %
Marketing Services	36.2%	34.6%
Audience Solutions	62.1%	60.7%
Connectivity	65.6%	58.7%
Total operating segment gross margin	52.1%	47.8%

Income from operations
Marketing Services	63,721	61,109	2,612	4.3%
Audience Solutions	91,151	89,640	1,511	1.7%
Connectivity	12,475	3,831	8,644	225.6%
Total operating segment income from operations	167,347	154,580	12,767	8.3%

Operating income margin %
Marketing Services	22.7%	19.3%
Audience Solutions	38.1%	38.0%
Connectivity	8.1%	3.7%
Total operating segment operating margin	24.9%	23.6%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,

	2017	2016	2017	2016

Total operating segment gross profit	126,533	113,705	350,558	312,979

Less:
Purchased intangible asset amortization	5,971	4,621	17,958	12,588
Non-cash stock compensation	1,612	2,240	4,927	4,404

Gross profit	118,951	106,844	327,673	295,988

Total operating segment income from operations	61,983	57,576	167,347	154,580

Less:
Corporate expenses	23,862	24,184	75,582	75,342
Purchased intangible asset amortization	5,971	4,621	17,958	12,588
Non-cash stock compensation	15,919	13,427	46,707	33,955
Restructuring charges	(41)	2,111	3,521	2,725
Separation and transformation costs	5,214	4,118	17,775	5,573

Income from operations	11,058	9,115	5,804	24,397

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net earnings	22,941	1,073	18,305	12,189

Income taxes	(14,030)	6,334	(19,994)	7,099

Other expense	(2,147)	(1,708)	(7,493)	(5,109)

Income from operations	11,058	9,115	5,804	24,397

Depreciation and amortization	21,200	19,947	63,719	61,097

EBITDA	32,258	29,062	69,523	85,494

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	15,919	13,427	46,707	33,955
Gains, losses, and other items, net	(41)	2,111	3,521	2,725
Separation and transformation costs (general and administrative)	5,214	4,118	17,775	5,573

Other adjustments	21,092	19,656	68,003	42,253

Adjusted EBITDA	53,350	48,718	137,526	127,747

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2017	2017	Variance	Variance
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	177,807	170,343	7,464	4.4%
Trade accounts receivable, net	155,634	142,768	12,866	9.0%
Refundable income taxes	6,365	7,098	(733)	(10.3)%
Other current assets	42,357	48,310	(5,953)	(12.3)%

Total current assets	382,163	368,519	13,644	3.7%

Property and equipment	483,355	476,281	7,074	1.5%
Less - accumulated depreciation and amortization	330,316	320,307	10,009	3.1%

Property and equipment, net	153,039	155,974	(2,935)	(1.9)%

Software, net of accumulated amortization	37,489	47,638	(10,149)	(21.3)%
Goodwill	592,827	592,731	96	—%
Purchased software licenses, net of accumulated amortization	7,775	7,972	(197)	(2.5)%
Deferred income taxes	9,621	10,261	(640)	(6.2)%
Other assets, net	43,576	51,443	(7,867)	(15.3)%

	1,226,490	1,234,538	(8,048)	(0.7)%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	1,837	39,819	(37,982)	(95.4)%
Trade accounts payable	46,211	40,208	6,003	14.9%
Accrued payroll and related expenses	36,592	53,238	(16,646)	(31.3)%
Other accrued expenses	53,999	59,861	(5,862)	(9.8)%
Deferred revenue	34,169	37,087	(2,918)	(7.9)%

Total current liabilities	172,808	230,213	(57,405)	(24.9)%

Long-term debt	227,943	189,241	38,702	20.5%

Deferred income taxes	34,300	58,374	(24,074)	(41.2)%

Other liabilities	17,328	17,730	(402)	(2.3)%

Stockholders' equity:
Common stock	13,552	13,288	264	2.0%
Additional paid-in capital	1,216,565	1,154,429	62,136	5.4%
Retained earnings	623,156	602,609	20,547	3.4%
Accumulated other comprehensive income	9,826	7,999	1,827	22.8%
Treasury stock, at cost	(1,088,988)	(1,039,345)	(49,643)	(4.8)%
Total stockholders' equity	774,111	738,980	35,131	4.8%

	1,226,490	1,234,538	(8,048)	(0.7)%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net earnings	22,941	1,073
Non-cash operating activities:
Depreciation and amortization	21,200	19,947
Loss (gain) on disposal or impairment of assets	235	(78)
Deferred income taxes	(17,213)	4,557
Non-cash stock compensation expense	15,911	13,427
Changes in operating assets and liabilities:
Accounts receivable	(14,048)	(4,597)
Other assets	2,271	4,974
Accounts payable and other liabilities	8,610	10,172
Deferred revenue	3,723	(542)
Net cash provided by operating activities	43,630	48,933
Cash flows from investing activities:
Capitalized software	(3,188)	(3,296)
Capital expenditures	(12,432)	(9,557)
Data acquisition costs	(198)	(196)
Equity investments	(1,000)	—
Net cash paid in acquisition	—	(137,383)
Net cash used in investing activities	(16,818)	(150,432)
Cash flows from financing activities:
Proceeds from debt	—	70,000
Payments of debt	(582)	(8,062)
Sale of common stock, net of stock acquired for withholding taxes	1,412	2,370
Excess tax benefits from share-based compensation	—	370
Acquisition of treasury stock	(19,665)	—
Net cash provided by (used in) financing activities	(18,835)	64,678
Effect of exchange rate changes on cash	323	(738)

Net change in cash and cash equivalents	8,300	(37,559)
Cash and cash equivalents at beginning of period	169,507	175,409
Cash and cash equivalents at end of period	177,807	137,850

Supplemental cash flow information:
Cash paid during the period for:
Interest	1,950	1,339
Income taxes	328	4,599

Non-cash investing and financing activities:
Leasehold improvements paid directly by lessor	978	—

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Nine Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net earnings	18,305	12,189
Non-cash operating activities:
Depreciation and amortization	63,719	61,097
Loss (gain) on disposal or impairment of assets	2,646	(520)
Accelerated deferred debt costs	720	—
Deferred income taxes	(20,451)	(1,982)
Non-cash stock compensation expense	46,707	33,955
Changes in operating assets and liabilities:
Accounts receivable	(11,432)	(6,161)
Other assets	(1,277)	8,653
Accounts payable and other liabilities	(18,232)	(11,819)
Deferred revenue	(4,314)	(10,247)
Net cash provided by operating activities	76,391	85,165
Cash flows from investing activities:
Capitalized software	(10,332)	(11,171)
Capital expenditures	(26,950)	(30,096)
Data acquisition costs	(621)	(463)
Equity investments	(1,000)	—
Net cash received in disposition	4,000	16,988
Net cash paid in acquisitions	—	(137,383)
Net cash used in investing activities	(34,903)	(162,125)
Cash flows from financing activities:
Proceeds from debt	230,000	70,000
Payments of debt	(226,732)	(24,173)
Fees for debt refinancing	(4,001)	—
Sale of common stock, net of stock acquired for withholding taxes	5,107	9,670
Excess tax benefits from share-based compensation	—	1,785
Acquisition of treasury stock	(39,441)	(30,542)
Net cash provided by (used in) financing activities	(35,067)	26,740
Effect of exchange rate changes on cash	1,043	(1,559)

Net change in cash and cash equivalents	7,464	(51,779)
Cash and cash equivalents at beginning of period	170,343	189,629
Cash and cash equivalents at end of period	177,807	137,850

Supplemental cash flow information:
Cash paid during the period for:
Interest	6,712	5,301
Income taxes	1,152	4,796

Non-cash investing and financing activities:
Leasehold improvements paid directly by lessor	978	—

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	12/31/17	YTD FY2018

Net Cash Provided by Operating Activities	750	35,482	48,933	30,665	115,830	4,951	27,810	43,630	76,391

Less (plus):
Capitalized software	(3,982)	(3,893)	(3,296)	(3,306)	(14,477)	(3,388)	(3,756)	(3,188)	(10,332)
Capital expenditures	(10,694)	(9,845)	(9,557)	(17,897)	(47,993)	(6,888)	(7,630)	(12,432)	(26,950)
Data acquisition costs	(20)	(247)	(196)	(418)	(881)	(190)	(233)	(198)	(621)
Required debt payments	(8,053)	(8,058)	(8,062)	(8,070)	(32,243)	(572)	(578)	(582)	(1,732)
Net cash received in disposition	—	16,988	—	—	16,988	—	4,000	—	4,000
Proceeds from sales of assets	—	—	—	25,494	25,494	—	—	—	—

Free Cash Flow to Equity	(21,999)	30,427	27,822	26,468	62,718	(6,087)	19,613	27,230	40,756

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	12/31/17	YTD FY2018%		$
Revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	234,871	672,625	5.2%	11,559

Cost of revenue	122,819	120,105	116,468	118,294	477,686	113,960	115,072	115,920	344,952	(0.5)%	(548)
Gross profit	91,982	97,162	106,844	106,573	402,561	98,554	110,168	118,951	327,673	11.3%	12,107
% Gross margin	42.8%	44.7%	47.8%	47.4%	45.7%	46.4%	48.9%	50.6%	48.7%

Operating expenses
Research and development	18,652	19,029	20,950	23,478	82,109	23,563	24,013	23,318	70,894	11.3%	2,368
Sales and marketing	37,348	37,847	43,048	48,433	166,676	48,440	50,118	53,730	152,288	24.8%	10,682
General and administrative	27,506	32,866	31,620	37,721	129,714	32,356	31,924	30,886	95,166	(2.3)%	(734)
Gains, losses and other items, net	314	300	2,111	5,650	8,373	(98)	3,660	(41)	3,521	(101.9)%	(2,152)
Total operating expenses	83,820	90,042	97,729	115,282	386,872	104,261	109,715	107,893	321,869	10.4%	10,164

Income (loss) from operations	8,162	7,120	9,115	(8,709)	15,689	(5,707)	453	11,058	5,804	21.3%	1,943
% Margin	3.8%	3.3%	4.1%	(3.9)%	1.8%	(2.7)%	0.2%	4.7%	0.9%
Other income (expense)
Interest expense	(1,812)	(1,689)	(1,743)	(2,137)	(7,381)	(2,342)	(2,524)	(2,566)	(7,432)	(47.2)%	(823)
Other, net	307	(207)	35	199	334	(672)	192	419	(61)	1,096.6%	384
Total other expense	(1,505)	(1,896)	(1,708)	(1,937)	(7,047)	(3,014)	(2,332)	(2,147)	(7,493)	(25.7)%	(439)

Income (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	8,911	(1,689)	20.3%	1,504
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(14,030)	(19,994)	(321.5)%	(20,364)

Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	22,941	18,305	2,038.2%	21,868

Diluted earnings (loss) per share	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.28	0.22	1,985.5%	0.27

Some earnings (loss) per share amounts may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	12/31/17	YTD FY2018
Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	8,911	(1,689)
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(14,030)	(19,994)
Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	22,941	18,305

Earnings (loss) per share:
Basic	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.29	0.23
Diluted	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.28	0.22

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,077	3,890	4,621	6,056	18,644	5,966	6,021	5,971	17,958
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	11,938	13,427	15,190	49,145	15,031	15,757	15,919	46,707
Restructuring and merger charges (gains, losses, and other)	314	300	2,111	7,321	10,045	(98)	3,660	(41)	3,521
Gain on sales of assets (gains, losses and other)	—	—	—	(1,671)	(1,671)	—	—	—	—
Separation and transformation costs (general and administrative)	—	1,455	4,118	3,066	8,639	7,119	5,442	5,214	17,775
Total excluded items	12,981	17,583	24,277	29,962	84,803	28,018	30,880	27,063	85,961

Income before income taxes
and excluding items	19,638	22,807	31,684	19,315	93,444	19,297	29,001	35,974	84,272
Income taxes	7,852	8,910	12,751	7,139	36,652	7,720	11,289	10,704	29,713
Non-GAAP net earnings	11,786	13,897	18,933	12,177	56,792	11,577	17,712	25,270	54,559

Non-GAAP earnings per share:
Basic	0.15	0.18	0.24	0.16	0.73	0.15	0.22	0.32	0.69
Diluted	0.15	0.18	0.24	0.15	0.71	0.14	0.22	0.31	0.67

Basic weighted average shares	77,471	77,446	77,507	78,012	77,609	78,672	79,235	79,043	78,983
Diluted weighted average shares	79,353	79,277	79,851	80,912	79,848	81,440	81,472	81,869	81,594

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
										Q3 FY18 to Q3 FY17
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	12/31/17	YTD FY2018%		$
Revenues:
Marketing Services	109,715	105,679	101,177	94,269	410,840	91,594	94,042	94,457	280,093	(6.6)%	(6,720)
Audience Solutions	73,744	78,526	83,399	86,396	322,065	75,734	78,814	84,436	238,984	1.2%	1,037
Connectivity	31,342	33,062	38,736	44,203	147,342	45,186	52,384	55,978	153,548	44.5%	17,242

Total operating segment revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	234,871	672,625	5.2%	11,559

Gross profit:
Marketing Services	37,466	34,480	37,494	31,207	140,647	31,358	34,320	35,798	101,476	(4.5)%	(1,696)
Audience Solutions	41,912	47,998	53,120	55,154	198,185	47,210	48,321	52,821	148,352	(0.6)%	(299)
Connectivity	17,575	19,843	23,091	27,742	88,251	27,525	35,291	37,914	100,730	64.2%	14,823

Total operating segment gross profit	96,953	102,321	113,705	114,104	427,084	106,093	117,932	126,533	350,558	11.3%	12,828

Gross margin %:
Marketing Services	34.1%	32.6%	37.1%	33.1%	34.2%	34.2%	36.5%	37.9%	36.2%
Audience Solutions	56.8%	61.1%	63.7%	63.8%	61.5%	62.3%	61.3%	62.6%	62.1%
Connectivity	56.1%	60.0%	59.6%	62.8%	59.9%	60.9%	67.4%	67.7%	65.6%

Total operating segment gross margin	45.1%	47.1%	50.9%	50.7%	48.5%	49.9%	52.4%	53.9%	52.1%

Income (loss) from operations:
Marketing Services	20,145	19,837	21,127	19,513	80,622	19,784	21,874	22,063	63,721	4.4%	936
Audience Solutions	25,096	29,972	34,572	33,598	123,238	28,542	29,497	33,112	91,151	(4.2)%	(1,460)
Connectivity	291	1,663	1,877	1,502	5,333	(48)	5,715	6,808	12,475	262.8%	4,932

Total operating segment income from operations	45,532	51,472	57,576	54,613	209,193	48,277	57,086	61,983	167,347	7.7%	4,407

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
										Q3 FY18 to Q3 FY17
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	12/31/17	YTD FY2018%	$
Operating income (loss) margin %:
Marketing Services	18.4%	18.8%	20.9%	20.7%	19.6%	21.6%	23.3%	23.4%	22.7%
Audience Solutions	34.0%	38.2%	41.5%	38.9%	38.3%	37.7%	37.4%	39.2%	38.1%
Connectivity	0.9%	5.0%	4.8%	3.4%	3.6%	(0.1)%	10.9%	12.2%	8.1%

Total operating segment operating margin	21.2%	23.7%	25.8%	24.3%	23.8%	22.7%	25.3%	26.4%	24.9%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2018
	Low Range	High Range

Income (loss) before income taxes	(3,000)	2,500

Income taxes (benefit)	(18,500)	(16,500)

Net earnings	15,500	19,000

Diluted earnings per share	$0.19	$0.23

Excluded items:
Purchased intangible asset amortization	24,000	24,000
Non-cash stock compensation	65,000	65,000
Gains, losses and other items, net	4,000	4,000
Separation and related costs	20,000	20,000

Total excluded items	113,000	113,000

Income before income taxes and excluding items	110,000	115,500

Income taxes (2)	40,000	42,000

Non-GAAP net earnings	70,000	73,500

Non-GAAP diluted earnings per share	$0.85	$0.89

Diluted weighted average shares	82,500	82,500

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of approximately 36.5%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items and the benefit of remeasuring net deferred tax liabilites due to enactment of new legislation.

APPENDIX A
ACXIOM CORPORATION
Q3 FISCAL 2018 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•
Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•
Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•
Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•
Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior and current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed these projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we will likely incur transaction analysis and support expenses related to the Company's announced evaluation of strategic options for its Marketing Solutions business. Our criteria for excluding these transaction related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

•
Non-GAAP EPS and Non-GAAP Income from Operations: Our non-GAAP earnings per share and Non-GAAP income from operations reflect adjustments as described above, as well as the related tax effects where applicable.

•
Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•
Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.